Exhibit 99.2

GOLD HORSE INTERNATIONAL SUCCESSFULLY CLOSES DEBT CONVERSION

HOHHOT, China, June 1, 2010/PRNewswire-Asia/ -- Gold Horse International, Inc., (OTC Bulletin Board: GHII.OB - News) ("Gold Horse" or "the Company"), a diversified China based construction company that also controls and operates a real estate development business and a hotel / banquet facility in Inner Mongolia, announced today that it has reached an agreement with existing convertible note holders to convert their notes into common stock. This agreement will enable the Company to use its existing working capital to execute its business plan as well as secure new construction and real estate projects. Also, management is implementing plans to upgrade the company to a senior US stock exchange.

Mr. Lian Kuan Yang, Chairman and Chief Executive Officer, explained: “This debt conversion helps put the company in a stronger financial position and better positions us to complete our efforts to upgrade the company from its current Bulletin Board status to a senior US exchange, such as NASDAQ or the American Stock Exchange.”

In connection with the Debenture and Warrant Amendment Agreement, the Company reduced the conversion price of the remaining 14% secured convertible debentures and the exercise price of the warrants to $0.08 per share.  Debenture holders converted all remaining principal, interest and penalties due totaling approximately $626,074 into 7,825,924 shares of the Company’s common stock.  The agreement also contained an agreement by the debenture holders that individually they would not sell any shares or exercise any warrants in an amount greater than 7% of the daily trading volume of Gold Horse’s common stock on any given day for a one year period.

“With this debt conversion finally behind us, our working capital position will be much stronger, and the Company should be in a stronger financial position to strengthen its leadership role in the construction and real estate industry in northwestern China,” concluded Mr. Yang.

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant and banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot. For more information on the Company, visit http://www.goldhorseinternational.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as cost overruns, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (http://www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Gold Horse International, Inc.

Mr. Adam Wasserman, CFO

Phone: +1-800-867-0078 x702

Email: adamw@cfooncall.com